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                                                                     Exhibit 5.1

                                [LETTERHEAD FOR
                                 LAW OFFICES OF
                            DECHERT PRICE & RHOADS]



                                 July 13, 1999


The MIIX Group, Incorporated
Two Princess Road
Lawrenceville, NJ 08648

                  Re:      Form S-1 Registration Statement
                           Registration No. 333-64707
                           --------------------------

Gentlemen and Ladies:


                  We have acted as counsel to The MIIX Group Incorporated, a Delaware corporation ("The MIIX Group"), in connection with the preparation and filing of the Registration Statement on Form S-1 (Registration No. 333-64707) originally filed on September 29, 1998 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and as subsequently amended by an amendment thereto filed on April 23, 1999 and an amendment to be filed today (the "Registration Statement"), relating to the proposed issuance of up to 3,450,000 shares (the "Shares") of Common Stock, par value $.01 per share, of The MIIX Group ("Common Stock"), which will be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").


                  We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Underwriting Agreement has been duly executed and delivered, and (ii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by


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The MIIX Group, Incorporated
July 13, 1999
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such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

                  The opinion expressed herein is rendered for your benefit in connection with the transactions contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                      Very truly yours,



                                                      /s/ Dechert Price & Rhoads